Exhibit 10.15

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of                 , 2021, by and between Compass, Inc., a Delaware corporation (the “Company”), and Robert Reffkin (the “Founder”).

WHEREAS, the Company’s board of directors (the “Board”) has determined that it is in the best interests of the Company and its stockholders to implement a multi-class common stock structure in connection with the Company’s initial public offering of its capital stock (the “IPO”) to, among other things, enable the Company to execute its long-term vision;

WHEREAS, in connection with the IPO, the Board and the stockholders of the Company have approved and adopted that certain Twelfth Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), which, among other things provides for three classes of common stock of the Company, Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), entitling holders to one (1) vote for each share thereof held, Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), entitling holders to zero (0) votes for each share thereof held unless required by applicable law and a newly-created Class C Common Stock, par value $0.0001 per share (“Class C Common Stock”), entitling holders to twenty (20) votes per share thereof held;

WHEREAS, the Board has determined that exchanging certain shares of Class A Common Stock held by Founder for shares of Class C Common Stock, effective at such time as the Company’s Registration Statement on Form S-1 is declared effective by the Securities and Exchange Commission (the “Effective Time”), as part of the implementation of the multi-class common stock structure is advisable and in the best interest of the Company and all of its stockholders, including its stockholders other than Founder; and

WHEREAS, the Parties intend that no gain or loss shall be recognized in the Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

ARTICLE I.

EXCHANGE AND ISSUANCE OF CLASS C COMMON STOCK

1.1 Exchange of Class A Common Stock.

(a) Subject to the terms and conditions of this Agreement, immediately following the Effective Time, Founder shall be deemed to have automatically transferred to the Company the shares of Class A Common Stock held by Founder set forth on Exhibit A hereto (the “Class A Shares”) and the Company shall issue to Founder shares of Class C Common Stock (the “Class C Shares”), at an exchange ratio of one (1) Class A Share for one (1) Class C Share (the “Exchange”).

(b) Concurrently herewith, Founder is delivering to the Company such instruments of transfer or other documentation as may be reasonably required to evidence that the shares of Class A Common Stock have been duly transferred to the Company to be held in escrow until the Effective Time and such documents are automatically released without further action by the Company or Founder at the Effective Time.

1.2 Effective Time of the Exchange.

(a) The Exchange shall occur and be deemed effective without any further action by the Company or Founder immediately upon the Effective Time.

(b) Upon the effectiveness of the Exchange, the Company shall deliver to Founder such documentation as may be reasonably required to evidence that the Class C Shares have been duly issued and transferred to Founder.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE EXCHANGE HOLDER

Founder hereby represents and warrants to the Company, with respect to the transactions contemplated hereby, as follows:

2.1 Ownership; Authority. Founder will be, effective as of the Effective Time, the beneficial and legal owner of the Class A Shares exchanged hereunder, free and clear of all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which Founder and the Company are a party). Founder has the full right, power and authority to enter into this Agreement and, assuming the waiver or inapplicability of any and all rights of first refusal or co-sale by the Company and the Company’s stockholders that are applicable to the transactions contemplated hereby, to transfer, convey and exchange the Class A Shares in accordance with this Agreement. Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Founder, enforceable against Founder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Upon consummation of the Exchange contemplated hereby, the Company will acquire from Founder good and marketable title to the Class A Shares, free and clear of any and all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which Founder and the Company are a party, and subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

2.2 Governmental Authorization. The execution, delivery and performance by Founder of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority on the part of Founder (excluding, for the avoidance of doubt (a) the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws). For purposes of this Agreement, “governmental authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

2.3 Noncontravention. The execution, delivery and performance by Founder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any governing document, including any trust agreement, applicable to Founder, (b) subject to compliance with Section 2.2, violate any applicable law, (c) assuming the waiver or inapplicability of any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby, require any consent or other action under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of Founder or to the loss of any benefit to which Founder is entitled under any provision of any agreement or other instrument binding upon Founder or (d) result in the creation or imposition of any lien on Founder’s Class C Shares, other than restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which Founder and the Company are a party.

2.4 Restricted Securities; Rule 144. Founder understands that the Class C Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”), because such shares are being acquired from the Company in a transaction not involving a public offering and in exchange for shares acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and the rules and regulations promulgated thereunder the Class C Shares may be resold without registration under the Securities Act only in certain limited circumstances, and subject to the restrictions under the Company’s certificate of incorporation. Founder understands and hereby acknowledges that the Class C Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is otherwise available. Founder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resales of shares purchased in a transaction not involving a public offering, subject to the satisfaction of certain conditions.

2.5 Legends. It is understood that any certificate or book entry position representing the Class C Shares and any securities issued in respect thereof or exchange therefor, shall bear legends in substantially the following form (in addition to any legend required under applicable state securities laws or agreements to which Founder is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Founder, with respect to the transactions contemplated hereby, as follows:

3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

3.2 Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and delivery of the Class C Shares in accordance with the Amended and Restated Certificate of Incorporation, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and the Company’s stockholders, subject to compliance with Section 3.3. Any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby have been waived or are otherwise inapplicable. Assuming the due authorization, execution and delivery by Founder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than compliance by the Company with any applicable requirements of any applicable state or federal securities laws.

3.4 Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 3.3, (a) violate the certificate of incorporation or bylaws of the Company, (b) violate any applicable law, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (d) result in the creation or imposition of any lien on the Class C Shares other than as set forth or contemplated by this Agreement or the Amended and Restated Certificate of Incorporation.

ARTICLE IV.

COVENANTS

4.1 Market Stand-Off Agreement. Founder has entered into a lock-up agreement with the underwriters of the IPO with respect to the sale, disposition or transfer of his securities of the Company and Founder agrees not to revoke such lock-up agreement. Founder also agrees that any other lock-up or market stand-off agreements applicable to the shares of Common Stock of the Company held by him continue to apply to the Class C Shares in accordance with the terms of such agreements.

4.2 Waiver of Right of First Refusal. The Company hereby waives any preexisting rights of first refusal applicable to the transactions contemplated hereby.

ARTICLE V.

GENERAL PROVISIONS

5.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.3 Entire Agreement; Amendment. Other than the rights, restrictions and preferences provided for the Class C Common Stock pursuant to the Amended and Restated Certificate of Incorporation and bylaws, this Agreement, including the exhibits attached hereto, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended or, waived other than by a written instrument signed by Founder and the Company.

5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

5.5 Tax Consequences. The Parties intend that no gain or loss shall be recognized in the Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Code. The Parties adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Notwithstanding the foregoing, Founder has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the Exchange, investment in the Class C Shares and the transactions contemplated by this Agreement. Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents in connection with the transactions contemplated hereby, except for the representations and warranties of the Company expressly set forth in Article III.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

COMPASS, INC.

By:
Name:
Title:

ROBERT REFFKIN
By:

Exhibit A

Class A Shares to be Exchanged

Number:                [    ]

Record Holder:    Robert Reffkin